Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File Nos. 333-107483, 333-57910, 333-38325, and 333-33741) of our report dated June 27, 2005, relating to the financial statements and financial statement schedules of Learning Care Group, Inc. for the year ended April 1, 2005.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 29, 2005